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                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made this 22 day of April 1999 by and among California Precision Aluminum Casting, Inc., a California corporation ("CPAC"), the undersigned shareholders of CPAC who are identified in Schedule 4(c) hereto (the "Shareholders"), and Coastcast Corporation, a California corporation ("Coastcast").

                                   RECITALS:

    A. CPAC manufactures and sells precision aluminum castings in accordance with specifications furnished by its customers (the "Business") in leased facilities located at 7320 Adams Street, Paramount, California 90723 (the "Facilities").

    B. Coastcast manufactures and sells precision investment castings in a variety of metal alloys, including stainless steel and titanium, in accordance with specifications furnished by its customers.

    C. Coastcast desires to purchase and Shareholders are willing to sell all of the outstanding stock of CPAC for the price and on the terms and conditions set forth herein.

                                  AGREEMENTS:

    NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

    1. PURCHASE AND SALE OF CPAC STOCK. Shareholders will sell to Coastcast and Coastcast will purchase from Shareholders, at the closing provided for in Paragraph 3 hereof (the "Closing"), all of the outstanding stock of CPAC (the "Shares"), for the consideration specified in Paragraph 2 hereof allocated among the Shareholders in the as set forth on Schedule 4(c) hereto.

    2. PURCHASE PRICE OF SHARES. The total price payable to Shareholders by Coastcast for the Shares shall be Two Hundred Fifty Thousand Dollars ($250,000.00), payable to the Shareholders in the amounts set forth opposite their names on Schedule 4(c) hereto at the Closing by Coastcast checks to the order of Shareholders (the "Purchase Price").

    3. CLOSING. The Closing for the purchase and sale of the Shares shall occur on April 22, 1999 at ___ p.m. (the "Closing Date") at the offices of CPAC, unless another place, time and/or date is agreed on in writing by the parties. At the Closing:

        (a)  SHAREHOLDER DELIVERIES.  Shareholders will deliver to Coastcast:

             (i) STOCK CERTIFICATES AND ASSIGNMENTS. The certificates evidencing the Shares, duly endorsed or accompanied by duly executed stock powers in proper form for transfer of the Shares to Coastcast on the stock transfer records of CPAC, with signatures witnessed or guaranteed in a manner satisfactory to Coastcast.

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             (ii) BRING-DOWN CERTIFICATE.  A certificate executed by
Shareholders representing and warranting to Coastcast that the representations and warranties of Shareholders herein are correct as of the Closing Date and that Shareholders have performed all obligations required to be performed by them prior to the Closing.

        (b)  COASTCAST DELIVERIES.  Coastcast will deliver to Shareholders:

             (i) PURCHASE PRICE CHECKS. Checks for the Purchase Price payable to Shareholders in the amounts set forth opposite their names on
Schedule 4(c) hereto.

             (ii) BRING-DOWN CERTIFICATE. A certificate executed by Coastcast representing and warranting to Shareholders that the representations and warranties of Coastcast herein are correct as of the Closing Date and that Coastcast has performed all obligations required to be performed by it prior to the Closing.

    4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Shareholders hereby represent and warrant to Coastcast that:

        (a) ORGANIZATION AND STANDING. CPAC is a corporation which is duly organized, validly existing, and in good standing under the laws of the state of California, with full corporate power to own or lease its properties and to carry on its business as it is now and has previously been conducted.

        (b) AUTHORIZATION OF AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Shareholders have the absolute and unrestricted right, power, authority and capacity to execute, deliver and perform this Agreement.

        (c) CAPITALIZATION OF CPAC. The authorized capital stock of CPAC consists of 100,000 shares of common stock, of which 1,000 shares are duly and validly issued and outstanding and constitute the Shares. Shareholders are and will be on the Closing Date the record and beneficial owners of the Shares, free and clear of all encumbrances and restrictions. Each Shareholder owns the number of Shares set forth opposite his or her name on Schedule 4(c) hereto. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts or commitments of any kind relating to the sale, issuance, purchase, or transfer of any stock or other securities of CPAC, including options and warrants, other than this Agreement and shareholder agreements between CPAC and Shareholders.

        (d) FINANCIAL STATEMENTS OF CPAC. The unaudited balance sheet of CPAC as of February 28, 1999 (the "Balance Sheet") and the related statement of operations for the ten months ended on that date were prepared from the books and records of CPAC, are complete and correct, and fairly present the financial condition and the results of operations of CPAC as of that date and for that period, all in accordance with generally accepted accounting principles consistently applied.

        (e) BOOKS AND RECORDS. The accounting books and records, minute books, stock records books, and other records of CPAC, all of which have been made

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available to Coastcast, are complete and correct and have been maintained in accordance with sound business practices. The minute books include an accurate record of all meetings, actions and proceedings of the directors and shareholders of CPAC.

        (f) TITLE TO AND ENCUMBRANCES ON ASSETS. CPAC owns all of the assets it purports to own, including all of the assets reflected in the Balance Sheet (other than inventory which has been sold in the ordinary course of business since the date of the Balance Sheet), all of the assets located at the Facilities (other than the building and improvements which are owned by the lessor thereof), and all of the items of equipment and tooling listed in
Schedule 4(f) hereto. Except as disclosed on Schedule 4(f) hereto, all of such assets are free and clear of liens, encumbrances and restrictions.

        (g) LEASE OF FACILITIES. The only lease to which CPAC is a party is that certain Standard Industrial Lease dated September 22, 1995 (the "Lease") between Garfield-Pacific Development Company, as lessor ("Lessor"), and CPAC, as lessee, covering the Facilities, a true and complete copy of which has been delivered to Coastcast. The Lease is in full force and effect and no default or breach thereunder has occurred and no event has occurred which, with the passage of time or giving of notice or both, would constitute a breach or default thereunder.

        (h) ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Balance Sheet and all accounts receivable arising since the date of the Balance Sheet and prior to the Closing Date either have been or will be collected in full without any setoff.

        (i) INVENTORY. The net realizable value of the inventory reflected on the Balance Sheet is not less than the carrying value of such inventory on the Balance Sheet.

        (j) NO UNDISCLOSED LIABILITIES. CPAC has no liabilities or obligations of any nature whatsoever (whether known, unknown, absolute, accrued, contingent or otherwise) except liabilities reflected in the Balance Sheet, accounts payable and accrued expenses arising in the ordinary course of business since the date of the Balance Sheet, the Lease, and contracts listed in Schedule 4(l) hereto.

        (k) ABSENCE OF CERTAIN CHANGES. Since February 28, 1999, except as otherwise disclosed in Schedule 4(k) hereto, there has not been (i) any material adverse change in CPAC's operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent, or otherwise), the Business or its prospects; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or any of CPAC's assets; or (iii) any other event or condition of any character which materially and adversely affects the results of operations, or condition (financial or otherwise) of CPAC, or any of CPAC's assets or the Business or its prospects.

        (l) CPAC CONTRACTS. Attached hereto as Schedule 4(l) is a complete list and description of each contract to which CPAC is a party or by which CPAC or any of its assets is bound or obligated (the "Contracts"). Shareholders have furnished to Coastcast true and complete copies of all of the Contracts. Each of the Contracts is a valid and binding agreement of CPAC and Shareholders do not have any knowledge that any of such Contracts is not a valid and binding obligation of the other parties thereto (collectively, the "Contract Parties"). CPAC has fulfilled all material obligations required by the Contracts to have been

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performed by it prior to the date hereof and Shareholders have no reason to believe that CPAC will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof. There has not occurred any material default under any Contract on the part of CPAC; Shareholders do not have any knowledge that any material default under any Contract on the part of any of the Contract Parties has occurred; and Shareholders do not have any knowledge that any event has occurred which with the giving of notice or the passage of time, or both, would constitute any material default under any of the Contracts. Shareholders do not have actual knowledge of any fact which reasonably can be expected in the future to cause CPAC to be in material default under any of the Contracts.

        (m) ENVIRONMENTAL LAWS. To the knowledge of the Shareholders, CPAC has complied and is in compliance in all material respects with all applicable environmental protection laws pertaining to any of its properties and assets, including the Facilities, at which the Business has ever been conducted, and the use and ownership thereof. No violation by CPAC of any environmental protection law has ever been asserted or alleged. Shareholders do not know of any studies, analyses, reports or test results relating to the environmental condition of the Facilities or any other properties or assets owned, used or occupied by CPAC.

        (n) INTELLECTUAL PROPERTY RIGHTS. To the knowledge of Shareholders, CPAC owns or has the unrestricted right to use without payment of consideration to any third party all patents, trade secrets, copyrights, and other proprietary or intellectual property rights required for the conduct of its business in the manner it has previously been and currently is being conducted. To the knowledge of Shareholders, the conduct by CPAC of its business and the manufacture and sale by it of its products does not conflict with, infringe on or violate any patent, trade secret, copyright or other proprietary or intellectual property rights of any other person or entity.

        (o) NO LITIGATION. There is and during the last three years there has been no legal, administrative, arbitration or other proceeding, or any governmental investigation pending or, to the knowledge of Shareholders, threatened against or otherwise affecting CPAC or any of its assets, and to the knowledge of Shareholders, there is no fact that might reasonably be expected to form the basis for any such proceeding or investigation.

        (p) TAXES. CPAC has timely filed all tax returns and reports required to have been filed by it and has paid all taxes as due to any taxing authority. All amounts that are required to be withheld by CPAC have been duly collected or withheld and all such amounts that are required to be remitted to any taxing authority have been duly remitted.

        (q) CONSENTS. The sale of the Shares by Shareholders to Coastcast pursuant to this Agreement does not require the consent or approval of any person or entity.

        (r) BANK ACCOUNTS. A correct and complete list of all bank accounts of CPAC has been furnished to Coastcast.

        (s) OTHER INFORMATION. The information provided and to be provided by Shareholders to Coastcast pursuant to this Agreement or in any other writing pursuant hereto does not and will not contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they

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are made, not false or misleading. Copies of all documents delivered or made available to Coastcast pursuant hereto will be complete and accurate records of such documents.

    5. REPRESENTATIONS AND WARRANTIES OF COASTCAST. Coastcast hereby represents and warrants to Shareholders that:

        (a) ORGANIZATION AND STANDING. Coastcast is duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

        (b) AUTHORIZATION OF AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Coastcast, enforceable against Coastcast in accordance with its terms. Coastcast has the absolute and unrestricted right, power, authority and capacity to execute, deliver and perform this Agreement.

        (c) OTHER INFORMATION. No representation or warranty made by Coastcast contained in this Agreement or in any other writing furnished to Shareholders pursuant hereto contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

    6.  CERTAIN UNDERSTANDINGS AND AGREEMENTS.

        (a) ACCESS. Between the date hereof and the Closing, (i) authorized representatives of Coastcast will have reasonable access during normal business hours to the books and records, contracts, and documents of CPAC relating to the Business or the assets of CPAC, (ii) Shareholders will furnish to Coastcast all information with respect to the Business or the assets of CPAC that Coastcast may reasonably request, and (iii) Coastcast will have the right to discuss the Business with the employees and customers of CPAC.

        (b)  CONDUCT OF BUSINESS.  Between the date hereof and the Closing,
(i) the Business will be conducted in accordance with prior practice and in the ordinary course of business, (ii) CPAC will not enter into any material agreement or transaction not in the ordinary course of business, (iii) CPAC will not sell or transfer any portion of or interest in the Business or sell or otherwise dispose of any of its assets other than in the ordinary course of its business, (iv) CPAC will not encumber any of its assets, (v) Shareholders will not sell, otherwise transfer or dispose of, or encumber in any manner any of the Shares or any interest therein, (vi) CPAC will maintain its assets in accordance with prior practice and in the ordinary course of business, (vii) CPAC will maintain its tangible assets in the same condition they are in as of the date of this Agreement, reasonable wear and tear excepted, (viii) CPAC will not pay or declare any dividends, issue any securities, or purchase any of its securities, or enter into any commitments to do any of those things, (ix) CPAC will not increase the compensation of, or pay any bonuses to, any of its employees or make any commitment to do that, and (x) CPAC will not take any action that would cause Coastcast's purchase of the Shares pursuant to this Agreement to be less beneficial or attractive to Coastcast.

        (c) HECTOR SERRANO'S COVENANTS NOT TO COMPETE. Subject to the Closing having occurred, without the prior written consent of Coastcast, for a period of five

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years following the Closing, Hector Serrano will not, directly or indirectly
(whether as an employee, owner, or consultant or through any partnership of which he is a member, through any trust of which he is a beneficiary, trustor, or trustee, or through any corporation or other association in which he has any interest, legal or equitable, or in any other capacity whatsoever), engage in any business competitive with the Business in any County of the State of California or any other part of the United States; provided, however, that the foregoing covenant not to compete (i) will terminate upon the date of termination of Mr. Serrano's employment with CPAC if he is fired by CPAC without cause, and (ii) will not preclude Mr. Serrano from competing as an employee of another company in any part of the State of California or any part of the country or world in the event Mr. Serrano is fired with or without cause. The parties agree that the duration and area for which this covenant not to compete is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such convenant is to that extent unenforceable, the parties hereto agree that such covenant shall remain in full force and effect for the longest time period and for the greatest are that would not render it unenforceable.

        (d) SHAREHOLDER RELEASES. Subject to the Closing having occurred, each Shareholder hereby releases CPAC and Coastcast and each of the former and present officers, directors, shareholders, accountants, attorneys, and agents of CPAC or Coastcast from any and all liabilities, obligations, debts, demands, damages, losses, actions, causes of actions, claims and expenses whatsoever, whether matured or contingent, known or unknown, suspected or unsuspected. Each Shareholder hereby waives the benefits of California Civil Code Section 1542 which provides:

                A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        The foregoing release does not apply to the rights of Shareholders under this Agreement or unpaid wages, healthcare benefits, and unused vacation, if any, of Jose Geraldo as an employee of CPAC, but does apply to unpaid compensation and benefits of Hector Serrano as an employee of CPAC.

    7.  CONDITIONS TO CLOSING.

        (a) CONDITIONS TO OBLIGATIONS TO EACH PARTY. The obligations of Shareholders and Coastcast to consummate the purchase and sale of the Shares pursuant to this Agreement will be subject to the fulfillment, at or prior to the Closing, of the following conditions: No claim, action, suit, investigation, or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

        (b) CONDITIONS TO OBLIGATIONS OF COASTCAST. The obligations of Coastcast to consummate the purchase of the Shares pursuant to this Agreement will be subject to the fulfillment, at or prior to the Closing, of the following conditions: (i) The representations and warranties of Shareholders contained in this Agreement or in any other document of Shareholders delivered pursuant hereto shall be true and correct in all material respects as of the Closing, and at the Closing, Shareholders shall have delivered to Coastcast

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a certificate signed by Shareholders to such effect; (ii) all of the obligations of Shareholders to be performed by them prior to the Closing shall have been duly performed in all material respects; (iii) there shall not have occurred any damage, destruction or loss of any of the assets of CPAC, whether or not covered by insurance, which has had or may reasonably be expected to have a material and adverse effect on the Business or any prospects of the Business, nor shall there have occurred any other event or condition which has had or which reasonably may be expected to have a material and adverse effect on the operations or prospects of the Business;
(iv) Hector Serrano shall have paid in full all of his indebtedness to CPAC; and (v) Hector Serrano shall have entered into an employment agreement with CPAC on terms and conditions mutually agreeable to him and Coastcast.

        (c) CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS. The obligations of Shareholders to consummate the sale of the Shares pursuant to this Agreement will be subject to the fulfillment, at or prior to the Closing, of the following conditions: (i) The representations and warranties of Coastcast contained in this Agreement or in any document delivered pursuant to this Agreement shall be true and correct in all material respects as of the Closing, and at the Closing, Coastcast shall have delivered to Shareholders a certificate signed by Coastcast to such effect; (ii) all of the obligations of Coastcast to be performed by it prior to the Closing shall have been duly performed in all material respects; and (iii) Hector Serrano shall have entered into an employment agreement with CPAC on terms and conditions mutually agreeable to him and Coastcast.

    8.  MISCELLANEOUS.

        (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

        (b) ASSIGNMENT AND PARTIES IN INTEREST. This Agreement shall not be assignable by any party without the express prior written consent of the other parties. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties and their respective permitted successors and assigns.

        (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the purchase and sale of the Shares and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        (e) AMENDMENTS. This Agreement may be amended only by a written instrument signed by all of the parties.

        (f) ATTORNEYS FEES. In the event of litigation between or among the parties with respect to this Agreement, the prevailing party in such litigation will be entitled to recover reasonable attorneys fees and costs from the losing party or parties in addition to any and all other relief to which such prevailing party may be entitled.

        (g) ARBITRATION. Any dispute relating to this Agreement shall be resolved by arbitration conducted in Los Angeles County, California, in accordance with the

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Commercial Arbitration Rules of the American Arbitration Association and
judgment upon any award rendered by the arbitrator may be entered in any federal or state court having jurisdiction thereof. Section 1283.05 of the California Code of Civil Procedure is incorporated herein by this reference. The decision of the arbitrator shall be final and binding. The arbitrator shall be authorized only to award actual damages and shall not have the power or authority to award punitive or exemplary damages or other legal or equitable relief.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

CALIFORNIA PRECISION ALUMINUM CASTING, INC.

By: /s/ Hector Serrano
   --------------------------------


COASTCAST CORPORATION                  /s/ Hector Serrano
                                       -------------------------------------
                                       Hector Serrano

By: /s/ Bryan Rolfe                    /s/ Elena Serrano
   --------------------------------    -------------------------------------
    Bryan Rolfe                        Elena Serrano


By: /s/ Norman Fujitaki                /s/ Michael Tamez
   --------------------------------    -------------------------------------
    Norman Fujitaki                    Michael Tamez


/s/ Ricardo Arriaga                    /s/ Norma Tamez
-----------------------------------    -------------------------------------
Ricardo Arriaga                        Norma Tamez


/s/ Alicia Arriaga                     /s/ Hugo Ortiz
-----------------------------------    -------------------------------------
Alicia Arriaga                         Hugo Ortiz


/s/ John Le Blanc                      /s/ Audelia Ortiz
-----------------------------------    -------------------------------------
John Le Blanc                          Audelia Ortiz


/s/ Carole Le Blanc                    /s/ Jose Geraldo
-----------------------------------    -------------------------------------
Carole Le Blanc                        Jose Geraldo


/s/ Lance Robert Lukasik               /s/ Esperanza Geraldo
-----------------------------------    -------------------------------------
Lance Robert Lukasik                   Esperanza Geraldo


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